Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media Kelly McAndrew +1 (914) 323-5969 Kelly.McAndrew@xyleminc.com	Investors Phil DeSousa +1 (914) 323-5930 Phil.DeSousa@xyleminc.com

Xylem outlines five-year strategic plan to drive profitable growth at its Investor & Analyst Day

Company reaffirms full-year 2015 guidance

RYE BROOK, N.Y., September 24, 2015 – At its Analyst & Investor Day in New York City, Xylem Inc. (NYSE: XYL), a leading global water technology company, today will outline its five-year strategy to drive profitable growth. Xylem President and CEO Patrick Decker will provide an overview of the Company’s plans to drive above-market organic growth and its balanced capital deployment strategy, which includes accelerated acquisition activity. Other members of Xylem’s senior leadership will also present at the event.

“Xylem has a powerful arsenal to fuel our growth and create value for our shareholders,” said Mr. Decker. “First, the combination of improving end-market conditions and diligent execution will enable us to deliver faster than market growth. Second, we expect to further expand operating margins by more than 300 basis points over the next five years through focused business simplification and continuous improvement initiatives. And finally, we plan to execute a balanced capital deployment strategy. With strong cash flow and a solid capital structure, we expect to deploy up to $3.5 billion for disciplined M&A and opportunistic share repurchases over the plan period.”

All presentations and a Q&A session at the Investor Day will be webcast live at http://investors.xyleminc.com. A replay will also be available.

Xylem also reaffirmed its full-year outlook, including full-year 2015 revenue of approximately $3.7 billion, a decrease of six to seven percent from the full-year 2014 results. On an organic basis, Xylem expects to generate revenue growth of approximately one to two percent.

Full-year 2015 adjusted operating income is expected to be in the range of $470 million to $483 million, resulting in adjusted earnings per share of $1.82 to $1.87. Excluding the projected unfavorable impact of foreign exchange translation, Xylem’s adjusted earnings per share growth expectations are in the range of four to seven percent over the comparable full-year 2014 results. The Company’s outlook for projected restructuring and realignment costs of $20 million for the year is unchanged.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2014 revenues of $3.9 billion and approximately 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index for the last four years for advancing sustainable business practices and solutions worldwide, and the Company has satisfied the requirements to be a constituent of the FTSE4Good Index Series each year since 2013.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future—including statements relating to orders, revenue, operating margins and earnings per share growth, and statements expressing general views about future operating results—are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and with subsequent filings we make with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.